EXHIBIT 4.15


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 12, 1999, is among THE LEATHER FACTORY, INC., a Delaware corporation, THE LEATHER FACTORY, INC., a Texas corporation, THE LEATHER FACTORY, INC., an Arizona corporation, HI-LINE LEATHER & MANUFACTURING COMPANY, a California corporation and ROBERTS, CUSHMAN & COMPANY, INC., a New York corporation (hereinafter referred to individually as "Borrower" and collectively as "Borrowers"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA").

                                 R E C I T A L S
                                 ---------------

         A. Borrowers and FINOVA are parties to a certain Loan and Security Agreement dated as of November 21, 1997, as amended by that certain Amendment to Loan and Security Agreement dated as of May 13, 1998 and Second Amendment to Loan and Security Agreement dated as of May 13, 1999 (as the same may be further amended, restated, supplemented or otherwise modified, the "Loan Agreement").

         B. Borrowers and FINOVA desire to amend the Loan Agreement to make certain changes in the covenants and to correct certain matters, all as set forth below.

             NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, Borrowers and FINOVA agree as follows:

         1. Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this Amendment.

         2.  Amendments to Loan Agreement.

        (A) Section 6.1.13 (Financial Covenants) of the Schedule to the Loan Agreement is hereby amended as set forth below:

           (i) EBITDA. is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  EBITDA. Borrower shall maintain Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of not less than(i) Five Hundred Thousand and No/100 Dollars ($500,000) for the first six month period of the first Loan Year, (ii) Seven Hundred Forty Thousand and No/100 Dollars ($740,000) for the second six month period of the first Loan Year, (iii) Nine Hundred Thousand and No/100 Dollars ($900,000) for the first six month period of each Loan Year thereafter and (iv) One Million Fifty Thousand and No/100 Dollars ($1,050,000) for the second six month period of each Loan Year thereafter; provided however, Borrower shall maintain EBITDA of not less than Seven Hundred Thousand and No/100 Dollars ($700,000) for the six month period ending June 30, 1999.


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                 (ii)      Senior Debt Service Coverage Ratio is hereby  deleted
in its entirety and the following is substituted in lieu thereof:

                           Senior Debt Service  Coverage  Ratio.  As of the last
                  day of each calendar quarter ended March 31, June 30, September 30 or December 31 commencing with the calendar quarter ended June 30, 1998, Borrower's Operating Cash Flow/Actual for the consecutive 12-month period ending as of such last day must be at least 1.35 times the amount necessary to meet Borrower's Senior Contractual Debt Service for such 12-month period; provided however, with respect to the consecutive 12-month period ending on each of March 31, 1999, and June 30, 1999, Borrower's Operating Cash Flow/Actual must be at least 1.25 times the amount necessary to meet Borrower's Senior Contractual Debt Service for such 12-month period; provided however, that, with respect to the calculations set forth herein for the period from March 1, 1998 through December 31, 1998, Borrower's Operating Cash Flow/Actual and Senior Contractual Debt Service shall be determined beginning as of March 1, 1998 (the "Start Date") and be measured as follows: (x) the time period from the Start Date through June 30, 1998, shall be for such amounts for such period, (y) the time period from the Start Date through September 30, 1998, shall be for such amounts for such period, and (z) the time period from the Start Date through December 31, 1998, shall be for such amounts for such period; and, provided further, that all such determinations shall be made on a consolidated basis.

                 (iii) Total Debt Service Coverage Ratio is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           Total Debt Service Coverage Ratio. As of the last day
                  of each calendar quarter ended March 31, June 30, September 30 or December 31 commencing with the calendar quarter ended June 30, 1998, Borrower's Operating Cash Flow/Actual for the consecutive 12-month period ending as of such last day must be at least 1.10 times the amount necessary to meet Borrower's Total Contractual Debt Service for such 12-month period; provided however, with respect to the consecutive 12-month period ending on each of March 31, 1999 and June 30, 1999, Borrower's Operating Cash Flow/Actual must be at least 1.05 times the amount necessary to meet Borrower's Total Contractual Debt Service for such 12 month period; provided however, that, with respect to the calculations set forth herein for the period from March 1, 1998, through December 31, 1998, Borrower's Operating Cash Flow/Actual and Total Contractual Debt Service shall be determined beginning as of the Start Date and be measured as follows: (x) the time period from the Start Date through June 30, 1998, shall be for such amounts for such period, (y) the time period from the Start Date through September 30, 1998, shall be for such amounts for such period and (z) the time period from the Start Date through December 31, 1998, shall be for such amounts for such period; and, provided further, that all such determinations shall be made on a consolidated basis.

             (B) Section 6.2 (Negative Covenants) of the Schedule to the Loan Agreement is hereby amended as set forth below:


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                  Capital Expenditures is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower: (i) would exceed $600,000 for the 1998 fiscal year, provided that, (a) Borrower shall not make any Capital Expenditures during such fiscal year in connection with the acquisition of computer systems in an aggregate amount in excess of $350,000 and (b) Borrower shall not make or incur any other Capital Expenditures during such fiscal year in the aggregate amount in excess of $250,000, and
                  (ii) would exceed $600,000 for the 1999 fiscal year.

         3.       Conditions  to  Effectiveness.   The  effectiveness  of   this
Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to FINOVA:

                  (a) Representations and Warranties. All of the representations and warranties of Borrowers set forth in the Loan Documents shall be true and correct in all material respects.

                  (b) Approvals. The approval and/or consent shall have been obtained from all persons whose approval or consent is necessary or required to enable Borrowers to enter into this Amendment and the documents delivered in connection herewith and therewith and to perform its obligations hereunder and thereunder;

                  (c) Material Adverse Change. No event shall have occurred since December 31, 1998 which has had or reasonably could be expected to have a material adverse effect.

                  (d) Performance; No Default. Each Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by such Borrower prior to the date hereof, and no Event of Default then shall exist.

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the execution and delivery of this Amendment by Borrowers shall be satisfactory to FINOVA, and FINOVA shall have received all such counterpart originals or certified or other copies of evidence of such as FINOVA may request.

                  (f) Payment of Fees and Expenses. Borrowers shall have paid all fees and expenses of FINOVA incurred in connection with this Amendment, including, without limitation, (i) attorneys' fees and expenses and (ii) $1,500 amendment fee.

         4. References. From and after the Effective Date, all references in the Loan Agreement to (i) the "Loan and Security Agreement" shall be deemed to refer to the Loan Agreement as amended hereby and (ii) a term defined in the Loan Agreement shall be deemed to refer to such defined term as amended by this Amendment.


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         5.       Representations and Warranties.

                  (a) Each Borrower hereby confirms to FINOVA that the representations and warranties set forth in Section 5 of the Loan Agreement, as amended by this Amendment, are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof.

                  (b)      Each Borrower represents and warrants to FINOVA that:

                           (i) such  Borrower  has full power and  authority  to
                  execute and deliver this Amendment and to perform such Borrower's obligations hereunder,

                           (ii) upon the  execution  and delivery  hereof,  this
                  Amendment will be valid, binding and enforceable upon such Borrower in accordance with its terms,

                           (iii) the  execution  and delivery of this  Amendment
                  does not and will not contravene, conflict with, violate or constitute a default under (A) the Loan Agreement, (B) any Loan Document, (C) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which such Borrower is a party or is bound or which is binding upon or applicable to all or any portion of such Borrower's property,

                           (iv) no Event of Default exists,

                           (v) such Borrower's property is free and clear of all
                  Liens other than Permitted Liens,

                           (vi) such  Borrower  has no  Indebtedness  except (A)
                  such Borrower's Obligations and (B) Subordinated Debt,

                           (vii) all balance sheets, all statements of operations and of changes in financial position, and other financial data which have been or shall hereafter be furnished to FINOVA for the purposes of or in connection with this Amendment have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, and

                           (viii) no  material  litigation  (including,  without
                  limitation, derivative actions), arbitrations, governmental investigation or proceeding or inquiry shall, on the date hereof, be pending which was not previously disclosed in writing to FINOVA and no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigations, or proceeding or inquiry previously disclosed to FINOVA in writing.

         6. Costs and Expenses. Borrowers agree to reimburse FINOVA for all fees and expenses incurred in the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of counsel for FINOVA.





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         7.       No Further  Amendments;  Ratification  of Liability. Except as
amended hereby, the Loan Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Each
Borrower  hereby  ratifies  and  confirms  its   liabilities,   obligations  and
agreements under the Loan Agreement and the other Loan Documents, all as amended by this Amendment, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by FINOVA of such liabilities, obligations and agreements, (ii) FINOVA has fully performed all obligations to Borrowers which it may had or has on and as of the date hereof and (iii) other than as specifically set forth herein, FINOVA does not waive, diminish or limit any term or condition contained in the Loan Agreement or the other Loan Documents. FINOVA's agreement to the terms of this Amendment shall not be deemed to establish or create a custom or course of dealing among FINOVA and Borrowers.

         8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         9. Further Assurances. Each Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of this Amendment.

         10. Governing Law. This Amendment, including without limitation enforcement of the obligations, shall be interpreted in accordance with the internal laws (and not the conflict of laws rules) of the State of Arizona governing contracts to be performed entirely within such state.

         11. Severability. If any term or provision of this Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

         12. Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

         13. Successors. This Amendment shall be binding upon each Borrower and FINOVA and their respective representatives, successors and assigns, and shall inure to the sole benefit of each Borrower and FINOVA and their respective representatives, successors and assigns.

         14. Effective Date. Upon execution by each of the parties hereto, the amendments herein shall be deemed to take effect as of June 30, 1999.

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         IN WITNESS  WHEREOF,  this Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                    THE LEATHER FACTORY, INC., a Delaware corporation, THE LEATHER FACTORY, INC., a Texas corporation, THE LEATHER FACTORY, INC., an Arizona corporation, HI-LINE LEATHER & MANUFACTURING COMPANY, a California corporation, and ROBERTS CUSHMAN & COMPANY, INC., a New York corporation


                     By:               /s/ Ronald C. Morgan
                     --------------------------------------------------
                     Name:                 Ronald C. Morgan
                     --------------------------------------------------
                     Title:                Executive Vice President and
                                           Chief Operating Officer
                     --------------------------------------------------

                     FINOVA CAPITAL CORPORATION, a Delaware corporation

                     By:               /s/ Kenneth Sepp
                     --------------------------------------------------
                     Name:                 Kenneth Sepp
                     --------------------------------------------------
                     Title:                Vice President
                     --------------------------------------------------